  As filed with the Securities and Exchange Commission on September 13, 1999
                                                    Registration No. 333-

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ---------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                   ---------
                                 iVILLAGE INC.
             (Exact Name of Registrant as Specified in Its Charter)
                                   ---------

                Delaware                                13-3845162
    (State or Other Jurisdiction of                  (I.R.S. Employer
     Incorporation or Organization)               Identification Number)

             212 Fifth Avenue                             10010
            New York, New York                          (Zip Code)
    (Address of Principal Executive
                Offices)
                                   ---------
                                 iVillage Inc.
              1995 Amended and Restated Employee Stock Option Plan
            1997 Amended and Restated Acquisition Stock Option Plan
                       1999 Employee Stock Option Plan
                      1999 Acquisition Stock Option Plan
                          1999 Director Option Plan
                       1999 Employee Stock Purchase Plan
                           (Full Title of the Plans)
                                   ---------
                               Candice Carpenter
            Co-Chairperson of the Board and Chief Executive Officer
                                 iVillage Inc.
                                212 Fifth Avenue
                            New York, New York 10010
                    (Name and Address of Agent for Service)

                                 (212) 206-3100
         (Telephone Number, Including Area Code, of Agent for Service)

                                   Copy to:

                            Richard V. Smith, Esq.
                      Orrick, Herrington & Sutcliffe LLP
                      Old Federal Reserve Bank Building
                              400 Sansome Street
                       San Francisco, California 94111
                                (415) 392-1122

                                                 CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                              Proposed
                                           Amount         Maximum Offering        Proposed            Amount of
     Title of Securities to be             To Be          Price Per Share     Maximum Aggregate     Registration
            Registered                   Registered             (1)          Offering Price (1)          Fee
--------------------------------------------------------------------------------------------------------------------

Common Stock,
  par value $.01 per share.......          620,249            $ 32.375              20,080,562             $11,966
                                            48,709            $  3.00                  146,127
                                           745,143            $  5.10                3,800,229
                                           673,417            $  6.00                4,040,502
                                           283,250            $  7.45                2,110,213
                                           184,858            $  9.45                1,746,908
                                         1,151,317            $ 24.00                  170,472
                                             5,550            $ 28.06                  155,733
                                             5,000            $ 28.50                  142,500
                                            10,000            $ 29.50                  295,000
                                           144,883            $ 33.38                4,836,195
                                               500            $ 34.125               17,062.50
                                               300            $ 36.25                   10,875
                                             1,200            $ 40.125                  48,150
                                               500            $ 40.25                   20,125
                                               300            $ 41.68                   12,504
                                            12,300            $ 41.94                  515,862
                                               300            $ 42.125               12,637.50
                                               300            $ 42.50                   12,750
                                               300            $ 42.63                   12,789
                                               300            $ 42.75                   12,825
                                               300            $ 43.13                   12,939
                                               600            $ 43.625                  26,175
                                             2,300            $ 43.75                  100,625
                                             9,900            $ 44.25                  438,075
                                               300            $ 44.31                      344
                                               500            $ 49.00                   24,500
                                               300            $ 49.25                   14,775
                                            54,545            $ 49.75                2,713,614
                                               300            $ 50.75                   15,225
                                             1,400            $ 55.25                   77,350
                                             1,400            $ 55.94                   78,316
                                               600            $ 61.63                   36,978
                                               800            $ 62.63                   50,104
                                             7,000            $ 66.75                  467,250
                                             1,000            $ 66.88                   66,880
                                               300            $ 70.75                   21,225
                                             1,334            $ 72.94                   97,302
                                               200            $ 83.50                   16,700
                                               300            $ 94.94                   28,482
                                               400            $ 95.00                   38,000
                                               300            $ 95.88                   28,764
                                             2,000            $ 96.75                  193,500
                                               200            $104.63                   20,926
                                             2,400            $113.75                  273,000

====================================================================================================================

(1) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the proposed maximum offering price have been calculated on the basis of $32.375 per share, the average of the high and low prices of the Common Stock on Nasdaq on September 8, 1999 with respect to 620,249 shares and on the basis of the exercise prices of options previously granted with respect to 3,357,106 shares.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.       Plan Information *

Item 2.       Registrant Information and Employee Plan Annual Information *

              * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference

              The following documents filed by iVillage Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference to this Registration Statement:

              (a) The audited consolidated financial statements of the Registrant and its Subsidiaries contained in the prospectus dated March 18, 1999 filed by the Registrant under Rule 424(b) (Registration No. 333-68749).

              (b) The Registrant's Form 8-K Current Reports filed May 4, 1999, July 14, 1999 and July 23, 1999 and the Registrant's Quarterly Reports on Form 10-Q for the Quarterly Periods ended March 31, 1999 and June 30, 1999 (File No. 000-25469).

              (c) The description of the Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A (File No. 000-25469), including any subsequent amendment or report filed for the purpose of updating that description.

              In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

              The consolidated financial statements of the Registrant as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 have been incorporated by reference in this Registration Statement in reliance upon the report of PricewaterhouseCoopers LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that PricewaterhouseCoopers LLP audits and reports on financial statements of the Registrant issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

Item 4.       Description of Securities

              Inapplicable.

Item 5.       Interests of Named Experts and Counsel

              The validity of the common stock offered hereby will be passed upon for the Registrant by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. A partner of Orrick, Herrington & Sutcliffe LLP owns an aggregate of 4,408 shares of the Registrant's common stock.

Item 6.       Indemnification of Directors and Officers

              Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article XII of the Registrant's Amended and Restated Certificate of Incorporation and Article VI of the Registrant's Bylaws provides for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

              Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation provides for such limitation of liability.

              The Registrant has obtained directors' and officers' insurance providing indemnification for certain of the Registrant's directors, officers and employees for certain liabilities.

              The Registrant has entered into indemnification agreements with each director and executive officer which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.

Item 7.       Exemption From Registration Claimed

              Inapplicable.

Item 8.       Exhibits

              Exhibit
              Number  Name
              ------  ----

              5.1     Opinion of Orrick, Herrington & Sutcliffe LLP.

              23.1 Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1 to this Registration Statement).

              23.2    Consent of PricewaterhouseCoopers LLP (iVillage).

              23.3    Consent of PricewaterhouseCoopers LLP (KnowledgeWeb).

              24      Powers of Attorney (included on page 6).

              99.1    1995 Employee Stock Option Plan, as amended

              99.2    1999 Employee Stock Option Plan, as amended

              99.3    1999 Acquisition Stock Option Plan, as amended

Item 9.       Undertakings

              (a)     The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                               (i)      to include any prospectus required by
                                        Section 10(a)(3) of the Securities Act;

                               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
                                        Statement. Notwithstanding the
                                        foregoing, any increase or decrease in
                                        volume of securities offered (if the
                                        total dollar value of securities
                                        offered would not exceed that which was
                                        registered) and any deviation from the
                                        low or high end of the estimated
                                        maximum offering range may be reflected
                                        in the form of prospectus filed with
                                        the Commission pursuant to Rule 424(b)
                                        if, in the aggregate, the changes in
                                        volume and price represent no more than
                                        a 20% change in the maximum aggregate
                                        offering price set forth in the
                                        "Calculation of Registration Fee" table
                                        in the effective Registration
                                        Statement;

                               (iii)    to include any material information
                                        with respect to the plan of
                                        distribution not previously disclosed
                                        in the Registration Statement or any
                                        material change to such information in
                                        the Registration Statement;

                      provided, however, that paragraphs (a)(1)(i) and
                      (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                      Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 13th of September, 1999.


                                              iVILLAGE INC.
                                              (Registrant)

                                               By: /s/ Candice Carpenter
                                                   ---------------------------
                                                       Candice Carpenter
                                                       Chief Executive Officer



                               POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below each severally constitutes and appoints Candice Carpenter and Steven A. Elkes, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                   Capacity                              Date
        ---------                                   --------                              ---
/s/ Candice Carpenter             Co-Chairperson of the Board of Directors and
--------------------------                   Chief Executive Officer                 September 13, 1999
Candice Carpenter                         (Principal Executive Officer)

/s/ Nancy Evans                   Co-Chairperson of the Board of Directors and       September 13, 1999
--------------------------                       Editor-in-Chief
Nancy Evans

/s/ Craig T. Monaghan                        Chief Financial Officer                 September 13, 1999
--------------------------                (Principal Financial Officer)
Craig T. Monaghan                        Vice President, Controller and


/s/ Scott Levine                            Chief Accounting Officer                 September 13, 1999
--------------------------               (Principal Accounting Officer)
Scott Levine



        Signature                                   Capacity                              Date
        ---------                                   --------                              ----
/s/ Alan Colner                                     Director                         September 13, 1999
--------------------------
Alan Colner

                                                    Director                         September   , 1999
--------------------------
Jay C. Hoag

/s/ Habib Kairouz                                   Director                         September 13, 1999
--------------------------
Habib Kairouz

/s/ Lennert J. Leader                               Director                         September 13, 1999
--------------------------
Lennert J. Leader

/s/ Michael Levy                                    Director                         September 13, 1999
--------------------------
Michael Levy

/s/ Douglas McCormick                               Director                         September 13, 1999
--------------------------
Douglas McCormick

                                                    Director                         September   , 1999
--------------------------
Daniel Schulman

/s/ Martin Yudkovitz                                Director                         September 13, 1999
--------------------------
Martin Yudkovitz
                                                    (a majority of the
                                                     Board of Directors)

                                 EXHIBIT INDEX

        Exhibit
        Number        Name
        ------        ----

         5.1          Opinion of Orrick, Herrington & Sutcliffe LLP.


         23.1         Consent of Orrick, Herrington & Sutcliffe LLP
                      (included in Exhibit 5.1 to this Registration Statement).


         23.2         Consent of PricewaterhouseCoopers LLP (iVillage).

         23.3         Consent of PricewaterhouseCoopers LLP (KnowledgeWeb).

         24 Powers of Attorney (included on page 6 of this Registration Statement).

         99.1         1995 Employee Stock Option Plan, as amended

         99.2         1999 Employee Stock Option Plan, as amended

         99.3         1999 Acquisition Stock Option Plan, as amended